Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-470-4167 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS AND INITIATES 2023 FINANCIAL OUTLOOK
Earnings Release Highlights
•GAAP Net Income of $34 million and Adjusted EBITDA (non-GAAP) of $605 million for the fourth quarter of 2022. GAAP Net Loss of ($160) million and Adjusted EBITDA (non-GAAP) of $2,667 million for the full year 2022.
•Introducing 2023 Adjusted EBITDA (non-GAAP) guidance range of $2,900 million to $3,300 million
•Announcing initial capital allocation strategy focused on supporting and growing our business and returning capital to shareholders. It includes $1.5 billion in organic growth capital that will exceed our double-digit return threshold, doubling the per share dividend from the 2022 level and targeting growth at 10% thereafter, and authorizing $1 billion in share repurchases
•During Winter Storm Elliott, from December 23 through December 25, our always-on nuclear fleet provided reliable power to homes and businesses as record-setting low temperatures blanketed the PJM region and a significant portion of fossil-fueled generators failed to perform
•Our best-in-class nuclear fleet operated at a capacity factor of 95.4% for the fourth quarter of 2022 and 94.8% for the full year 2022, marking more than a decade as the industry leader among major nuclear operators
•Celebrated our first anniversary by launching a $1 million workforce development program aimed at fostering change in underserved communities

Baltimore (Feb. 16, 2023) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the fourth quarter and full year 2022.

“We had an incredible first year that exceeded expectations as we adapted to rapidly evolving market conditions, successfully advocated for clean energy policies and positioned the company for sustainable, long-term growth,” said Joe Dominguez, president and CEO of Constellation. “I want to emphasize that there is no commodity more valuable to our economy, national security and way of life than energy that is carbon-free, affordable and always there when you need it, and no U.S. company produces more of it than we do. The unique reliability and resiliency of our nuclear fleet was driven home yet again during Winter Storm Elliott, when our operated fleet performed at 100 percent, helping to prevent rolling blackouts on
Christmas Eve as fossil generation in our nation’s largest electric grid failed. Nuclear’s value to the grid was also proven in the 2014 polar vortex and again in 2021 during Winter Storm Uri, and it’s only going to increase in the years ahead as we invest to extend the lives of our nuclear plants, increase their output and utilize their carbon-free energy to power the dirtiest parts of our economy with clean hydrogen. We set out one year ago to be the nation’s answer to the climate crisis, and today we have the assets and financial foundation to deliver on that promise.”

“Our strong financial position allows us to return exceptional value to shareholders by doubling our dividend and authorizing a $1 billion share repurchase program, while still leaving us the flexibility to build a new, clean hydrogen business and reserve $2 billion in unallocated capital to invest in other organic and inorganic growth as opportunities arise, or return additional capital to shareholders,” said Dan Eggers, chief financial officer of Constellation. “Operationally, our nuclear fleet remains the most reliable and efficient in the industry and our commercial business delivered high value in a market buffeted by global events. For the year, we delivered $2.667 billion in adjusted EBITDA, which exceeded the top of our range, and we are introducing 2023 adjusted EBITDA guidance of $2.9 billion to $3.3 billion.”
Fourth Quarter 2022
Our GAAP Net Income for the fourth quarter of 2022 was $34 million, down from $42 million GAAP Net Income in the fourth quarter of 2021. Adjusted EBITDA (non-GAAP) for the fourth quarter of 2022 decreased to $605 million from $1,027 million in the fourth quarter of 2021. For the reconciliations of GAAP Net Income to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 4.
Adjusted EBITDA (non-GAAP) in the fourth quarter of 2022 primarily reflects:
•Increased labor, contracting, and materials, unfavorable market and portfolio conditions, and decreased capacity revenues, partially offset by favorable nuclear outages.
Full Year 2022
Our GAAP Net Loss for 2022 was ($160) million, compared to ($205) million GAAP Net Loss in 2021. Adjusted EBITDA (non-GAAP) for 2022 increased to $2,667 million from $2,185 million in 2021.
Adjusted EBITDA (non-GAAP) for the full year 2022 primarily reflects:
•The absence of impacts from the February 2021 extreme cold weather event, partially offset by decreased capacity revenues, increased labor, contracting, and materials, and lower CTV gains in 2022 compared to 2021.
Initiates Annual Guidance for 2023

We introduced a guidance range for 2023 Adjusted EBITDA (non-GAAP) of $2,900 million to $3,300 million. The outlook for Adjusted EBITDA (non-GAAP) excludes the following items:

•Income taxes
•Depreciation and amortization
•Interest expense, net
•Unrealized impacts of fair value adjustments
•Decommissioning-related activities
•Pension and Other Postretirement Employment Benefit (OPEB) non-service credits
•Separation costs
•Enterprise Resource Program (ERP) system implementation
•Other items not directly related to the ongoing operations of the business
•Noncontrolling interest related to exclusion items

Recent Developments and Fourth Quarter Highlights

•Initial Capital Allocation Strategy: We are announcing our capital allocation strategy for 2023 and 2024 supporting our core principles previously laid out at Analyst Day. Our balance sheet strength is the foundation of this strategy. Through our strong free cash flows, we will grow the business and return capital to shareholders. We are allocating capital towards our best-in-class generation fleet by committing $1.5 billion of growth capital over the next three years, including nuclear uprates, wind repowering and hydrogen. These organic growth opportunities are projected to exceed our double-digit return threshold. We will double the annual dividend in 2023 from $0.5640 per share to $1.1280 per share while targeting growth at 10% annually. In our commitment to return value to shareholders, we are also authorizing $1 billion in share buybacks.

•Dividend Declaration: In keeping with the newly announced capital allocation strategy, our Board of Directors has declared a quarterly dividend of $0.2820 per share on our common stock. The dividend is payable on Friday, March 10, 2023, to shareholders of record as of 5 p.m. Eastern time on Monday, February 27, 2023.

•December 2022 PJM Performance Bonuses: On Dec. 23, 2022, and continuing through the morning of Dec. 25, 2022, Winter Storm Elliott blanketed the entirety of PJM’s footprint with record low temperatures and extreme weather conditions. A significant portion of PJM's fossil generation fleet failed to perform as reserves were called, while our operated nuclear fleet performed at 100 percent and helped avoid a grid failure. PJM’s initial estimate of non-performance charges ranges from $1 billion to $2 billion and, in accordance with its tariff, funds collected from those charges are redistributed to generating resources that performed above expectations during the event, including nuclear. Leveraging preliminary data from PJM and applying significant judgments and assumptions, we recognized an estimated benefit of $109 million (pre-tax) for performance bonuses (net of non-performance charges), primarily driven by the over performance of our nuclear fleet that prevented rolling blackouts across PJM.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem Generating Station, produced 44,436 gigawatt-hours (GWhs) in the fourth quarter of 2022, compared with 42,604 GWhs in the fourth quarter of 2021. Excluding Salem, our nuclear plants at ownership achieved a 95.4% capacity factor for the fourth quarter of 2022, compared with 92.4% for the fourth quarter of 2021. There were 65 planned refueling outage days in the fourth quarter of 2022 and 90 in the fourth quarter of 2021. There were three non-refueling outage days in the fourth quarter of 2022 and 24 in the fourth quarter of 2021.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and hydro fleet was 96.6% in the fourth quarter of 2022, compared with 98.8% in the fourth quarter of 2021. Energy capture for the wind and solar fleet was 95.9% in the fourth quarter of 2022, compared with 94.3% in the fourth quarter of 2021.

•“Powering Change” Workforce Development Initiative: In celebration of our first anniversary as a stand-alone company on Feb. 2, we announced the launch of a $1 million workforce development program as part of our commitment to foster equitable change in underserved communities. The new program, called Powering Change, will provide grants to five nonprofit organizations focused on improving job awareness and training, providing advancement and upskilling opportunities and breaking down employment barriers for individuals from underrepresented communities.
GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the fourth quarter of 2022 and 2021, respectively, does not include the following items that were included in our reported GAAP Net Income:

(in millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
GAAP Net Income Attributable to Common Shareholders	$34	$42
Income Taxes	133	117
Depreciation and Amortization	272	268
Interest Expense, Net	64	72
Unrealized Loss on Fair Value Adjustments	413	771
Asset Impairments	—	4
Plant Retirements and Divestitures	(7)	11
Decommissioning-Related Activities	(306)	(275)
Pension & OPEB Non-Service Credits	(31)	(14)
Separation Costs	41	24
COVID-19 Direct Costs	—	11
ERP System Implementation Costs	6	3
Change in Environmental Liabilities	(2)	5
Noncontrolling Interests	(12)	(12)
Adjusted EBITDA (non-GAAP)	$605	$1,027
Webcast Information
We will discuss fourth quarter 2022 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90 percent carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 15 million homes, providing 11 percent of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100 percent carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and Twitter.
Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP and are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on February 16, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K (to be filed on February 16, 2023) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies, and (2) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

1

Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Operating revenues	$7,333	$24,440
Operating expenses
Purchased power and fuel	5,708	17,462
Operating and maintenance	1,375	4,841
Depreciation and amortization	272	1,091
Taxes other than income taxes	138	552
Total operating expenses	7,493	23,946
(Loss) gain on sales of assets and businesses	(12)	1
Operating (loss) income	(172)	495
Other income and (deductions)
Interest expense, net	(64)	(251)
Other, net	383	(786)
Total other income and (deductions)	319	(1,037)
Income (loss) before income taxes	147	(542)
Income taxes	116	(388)
Equity in losses of unconsolidated affiliates	(4)	(13)
Net income (loss)	27	(167)
Net loss attributable to noncontrolling interests	(7)	(7)
Net income (loss) attributable to common shareholders	$34	$(160)

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Operating revenues	$5,532	$19,649
Operating expenses
Purchased power and fuel	4,061	12,163
Operating and maintenance	1,141	4,555
Depreciation and amortization	268	3,003
Taxes other than income taxes	121	475
Total operating expenses	5,591	20,196
Gain on sales of assets and businesses	57	201
Operating loss	(2)	(346)
Other income and (deductions)
Interest expense, net	(72)	(297)
Other, net	234	795
Total other income and (deductions)	162	498
Income before income taxes	160	152
Income taxes	117	225
Equity in losses of unconsolidated affiliates	(4)	(10)
Net income (loss)	39	(83)
Net (loss) income attributable to noncontrolling interests	(3)	122
Net income (loss) attributable to common shareholders	$42	$(205)

Change in Net income (loss) from 2021 to 2022	$(8)	$45

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$422	$504
Restricted cash and cash equivalents	106	72
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $46 and $55 as of December 31, 2022 and December 31, 2021, respectively)	2,585	1,669
Other accounts receivable (net of allowance for credit losses of $5 as of December 31, 2022 and December 31, 2021)	731	592
Mark-to-market derivative assets	2,368	2,169
Receivables from affiliates	—	160
Inventories, net
Natural gas, oil, and emission allowances	429	284
Materials and supplies	1,076	1,004
Renewable energy credits	617	520
Other	1,026	1,007
Total current assets	9,360	7,981
Property, plant, and equipment, net	19,822	19,612
Deferred debits and other assets
Nuclear decommissioning trust funds	14,114	15,938
Investments	202	174
Mark-to-market derivative assets	1,261	949
Prepaid pension asset	—	1,683
Deferred income taxes	44	32
Other	2,106	1,717
Total deferred debits and other assets	17,727	20,493
Total assets	$46,909	$48,086

	December 31, 2022	December 31, 2021
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,159	$2,082
Long-term debt due within one year	143	1,220
Accounts payable	2,828	1,757
Accrued expenses	906	737
Payables to affiliates	—	131
Mark-to-market derivative liabilities	1,558	981
Renewable energy credit obligation	901	777
Other	344	311
Total current liabilities	7,839	7,996
Long-term debt	4,466	4,575
Long-term debt to affiliates	—	319
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	3,031	3,703
Asset retirement obligations	12,699	12,819
Pension obligations	605	—
Non-pension postretirement benefit obligations	609	847
Spent nuclear fuel obligation	1,230	1,210
Payables to affiliates	—	3,357
Payable related to Regulatory Agreement Units	2,897	—
Mark-to-market derivative liabilities	983	513
Other	1,178	1,133
Total deferred credits and other liabilities	23,232	23,582
Total liabilities	35,537	36,472
Commitments and contingencies
Shareholders' Equity
Predecessor Member's Equity	—	11,250
Common stock	13,274	—
Retained deficit	(496)	—
Accumulated other comprehensive loss, net	(1,760)	(31)
Total shareholders’ equity	11,018	11,219
Noncontrolling interests	354	395
Total equity	11,372	11,614
Total liabilities and shareholders’ equity	$46,909	$48,086

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(167)	$(83)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,427	4,540
Asset impairments	—	545
Gain on sales of assets and businesses	(1)	(201)
Deferred income taxes and amortization of ITC	(643)	(205)
Net fair value changes related to derivatives	986	(568)
Net realized and unrealized losses (gains) on NDT funds	794	(586)
Net realized and unrealized losses on equity investments	13	160
Other non-cash operating activities	249	(605)
Changes in assets and liabilities:
Accounts receivable	(868)	(616)
Receivables from and payables to affiliates, net	20	14
Inventories	(228)	(68)
Accounts payable and accrued expenses	1,142	346
Option premiums paid, net	(177)	(338)
Collateral posted, net	(351)	(130)
Income taxes	162	256
Pension and non-pension postretirement benefit contributions	(237)	(259)
Other assets and liabilities	(5,474)	(3,540)
Net cash flows used in operating activities	(2,353)	(1,338)
Cash flows from investing activities
Capital expenditures	(1,689)	(1,329)
Proceeds from NDT fund sales	4,050	6,532
Investment in NDT funds	(4,271)	(6,673)
Collection of DPP, net	4,964	3,902
Proceeds from sales of assets and businesses	52	878
Other investing activities	(2)	(28)
Net cash flows provided by investing activities	3,104	3,282
Cash flows from financing activities
Change in short-term borrowings	257	362
Proceeds from short-term borrowings with maturities greater than 90 days	—	880
Repayments of short-term borrowings with maturities greater than 90 days	(1,180)	—
Issuance of long-term debt	14	152
Retirement of long-term debt	(1,162)	(105)
Retirement of long-term debt to affiliate	(258)	—
Change in money pool with Exelon	—	(285)
Acquisition of CENG noncontrolling interest	—	(885)
Distributions to Exelon	—	(1,832)
Contributions from Exelon	1,750	64
Dividends paid on common stock	(185)	—
Other financing activities	(35)	(46)
Net cash flows used in financing activities	(799)	(1,695)
(Decrease) increase in cash, restricted cash, and cash equivalents	(48)	249
Cash, restricted cash, and cash equivalents at beginning of period	576	327
Cash, restricted cash, and cash equivalents at end of period	$528	$576

Constellation Energy Corporation
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended December 31, 2022 and 2021
(unaudited)
(in millions)

2021 GAAP Net Income Attributable to Common Shareholders	$42
Income Taxes	117
Depreciation and Amortization	268
Interest Expense, Net	72
Unrealized Loss on Fair Value Adjustments (1)	771
Asset Impairments	4
Plant Retirements and Divestitures	11
Decommissioning-Related Activities (2)	(275)
Pension & OPEB Non-Service Credits	(14)
Separation Costs (3)	24
COVID-19 Direct Costs (4)	11
ERP System Implementation Costs (5)	3
Change in Environmental Liabilities	5
Noncontrolling Interests (6)	(12)
2021 Adjusted EBITDA (non-GAAP)	$1,027

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
February 2021 Extreme Weather Event	$(95)
Nuclear Fuel Cost (8)	(15)
Market and Portfolio Conditions (9)	(131)
PJM Performance Bonuses, Net (10)	109
Nuclear Outages (11)	133
Capacity Revenue (12)	(117)
Labor, Contracting and Materials (13)	(139)
Impact of Equity Investments (14)	(56)
NEIL Distributions (15)	(83)
Other (16)	(31)
Noncontrolling Interests (17)	3
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$(422)

2022 GAAP Net Income Attributable to Common Shareholders	$34
Income Taxes (7)	133
Depreciation and Amortization	272
Interest Expense, Net	64
Unrealized Loss on Fair Value Adjustments (1)	413
Plant Retirements and Divestitures	(7)
Decommissioning-Related Activities (2)	(306)
Pension & OPEB Non-Service Credits	(31)
Separation Costs (3)	41
ERP System Implementation Costs (5)	6
Change in Environmental Liabilities	(2)
Noncontrolling Interests (6)	(12)
2022 Adjusted EBITDA (non-GAAP)	$605

(1)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(2)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for regulatory agreement units.
(3)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA).
(4)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(5)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(6)Represents elimination of the noncontrolling interest related to certain adjustments related to Constellation Renewables Partners, LLC (CRP).
(7)Includes amounts contractually owed to Exelon under the Tax Matters Agreement (TMA) reflected in Other, net.
(8)Reflects an increase in volumes and prices, primarily in the Midwest.
(9)Primarily related to the absence of favorable commodity prices on fuel hedges in prior year and lower commodity optimization.
(10)Reflects estimated bonus payments from PJM for overperformance primarily at our nuclear fleet during a weather event in December 2022, partially offset by non-performance charges assessed on certain of our generating units during event.
(11)Reflects volume and operating and maintenance impact of nuclear outages, including Salem.
(12)Reflects decreased capacity revenues primarily in the Mid-Atlantic and Midwest.
(13)Primarily reflects increased employee-related costs, including labor, stock-based compensation, and other incentives, etc.
(14)Primarily reflects the absence of gains on Constellation Technology Ventures (CTV) investments realized in prior year.
(15)Lower Nuclear Electric Insurance Limited (NEIL) distributions in 2022 compared to 2021.
(16)Includes certain Taxes other than income taxes and fees on credit facilities.
(17)Reflects elimination of the noncontrolling interest from results of activity, primarily relating to CRP.

Constellation Energy Corporation
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Twelve Months Ended December 31, 2022 and 2021
(unaudited)
(in millions)

2021 GAAP Net Loss Attributable to Common Shareholders	$(205)
Income Taxes	225
Depreciation and Amortization (1)	3,003
Interest Expense, Net	297
Unrealized Gain on Fair Value Adjustments (2)	(420)
Asset Impairments (3)	541
Plant Retirements and Divestitures (4)	(4)
Decommissioning-Related Activities (5)	(1,289)
Pension & OPEB Non-Service Credits	(50)
Separation Costs (6)	49
COVID-19 Direct Costs (7)	35
Acquisition Related Costs (8)	21
ERP System Implementation Costs (9)	14
Change in Environmental Liabilities	12
Cost Management Program	9
Noncontrolling Interests (10)	(53)
2021 Adjusted EBITDA (non-GAAP)	$2,185

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
February 2021 Extreme Weather Event	$1,132
Nuclear Fuel Cost (13)	74
Market and Portfolio Conditions (14)	70
PJM Performance Bonuses, Net (15)	109
Nuclear Outages (16)	25
Capacity Revenue (17)	(377)
Labor, Contracting and Materials (18)	(295)
Impact of Equity Investments (19)	(131)
NEIL Distributions (20)	(83)
Other (21)	(175)
Noncontrolling Interests (22)	133
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$482

2022 GAAP Net Loss Attributable to Common Shareholders	$(160)
Income Taxes (11)	(339)
Depreciation and Amortization	1,091
Interest Expense, Net	251
Unrealized Loss on Fair Value Adjustments (2)	1,058
Plant Retirements and Divestitures	(11)
Decommissioning-Related Activities (5)	820
Pension & OPEB Non-Service Credits	(116)
Separation Costs (6)	140
ERP System Implementation Costs (9)	22
Change in Environmental Liabilities	10
Prior Merger Commitment (12)	(50)
Noncontrolling Interests (10)	(49)
2022 Adjusted EBITDA (non-GAAP)	$2,667

(1)Includes the accelerated depreciation associated with early plant retirements.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects an impairment in the New England asset group, an impairment as a result of the sale of the Albany Green Energy biomass facility, and an impairment of a wind project.
(4)In 2021, primarily reflects nuclear fuel amortization for Byron and Dresden, partially offset by a gain on sale of our solar business and a reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden.
(5)Reflects all gains and losses associated with NDT, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for regulatory agreement units.
(6)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(7)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in Constellation Energy Nuclear Group, LLC (CENG), which was completed in the third quarter of 2021.
(9)Reflects costs related to a multi-year ERP system implementation.
(10)Represents elimination of the noncontrolling interest related to certain adjustments. In 2022, primarily relates to CRP and in 2021, primarily relates to CENG and the noncontrolling interest portion of a wind project impairment recognized within CRP.
(11)Includes amounts contractually owed to Exelon under the TMA reflected in Other, net.
(12)Reversal of a charge related to a prior 2012 merger commitment.
(13)Primarily reflects a decrease in fuel prices.
(14)Primarily related to favorable realized energy prices.
(15)Reflects estimated bonus payments from PJM for overperformance primarily at our nuclear fleet during a weather event in December 2022, partially offset by non-performance charges assessed on certain of our generating units during event.
(16)Reflects volume and operating and maintenance impact of nuclear outages, including Salem.
(17)Reflects decreased capacity revenues primarily in the Mid-Atlantic and Midwest.
(18)Primarily reflects increased employee-related costs, including labor, stock-based compensation, and other incentives, etc.
(19)Primarily relates to the absence of gains on CTV investments realized in prior year.
(20)Lower NEIL distributions in 2022 compared to 2021.
(21)Includes certain Taxes other than income taxes, reserves for future claims associated with asbestos-related personal injury actions and fees on credit facilities.
(22)Reflects elimination of the noncontrolling interest from results of activity, primarily relating to CRP in 2022 and CENG and CRP in 2021. We acquired the noncontrolling interest in CENG on August 6, 2021.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,333	$(713)	(b),(c)	$5,532	$(326)	(b),(c)
Operating expenses
Purchased power and fuel	5,708	(1,125)	(b)	4,061	(1,020)	(b)
Operating and maintenance	1,375	(86)	(c),(d),(h),(i),(k)	1,141	(74)	(c),(d),(e),(f),(g),(h),(i),(j),(k)
Depreciation and amortization	272	(272)	(l)	268	(268)	(l)
Taxes other than income taxes	138	—		121	—
Total operating expenses	7,493			5,591
(Loss) gain on sales of assets and businesses	(12)	—		57	—
Operating loss	(172)			(2)
Other income and (deductions)
Interest expense, net	(64)	64	(m)	(72)	72	(m)
Other, net	383	(367)	(b),(c),(d),(h),(i),(j),(n),(p)	234	(228)	(b),(c),(d),(e),(i),(c)
Total other income and (deductions)	319			162
Income before income taxes	147			160
Income taxes	116	(116)	(n)	117	(117)	(n)
Equity in losses of unconsolidated affiliates	(4)	—		(4)	—
Net income	27			39
Net loss attributable to noncontrolling interests	(7)	12	(o)	(3)	12	(o)
Net income attributable to common shareholders	$34			$42
Effective tax rate	78.9%			73.1%
Earnings per average common share
Basic	$0.10			$—
Diluted	$0.10			$—
Average common shares outstanding
Basic	328			—
Diluted	329			—
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustments related to plant retirements and divestitures.
(e)In 2021, adjustment primarily for reorganization and severance costs related to cost management programs.
(f)In 2021, adjustment for direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)In 2021, adjustment for costs related to the acquisition of EDF's interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment for costs related to a multi-year ERP system implementation.
(i)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(j)Adjustment for Pension and OPEB Non-Service credits. Historically, we were allocated our portion of pension and OPEB non-service costs from Exelon, which was included in Operating and maintenance expense. Effective February 1, 2022, the non-service credit (cost) components are included in Other, net.
(k)Adjustment for certain changes in environmental liabilities.
(l)Adjustment for depreciation and amortization expense.
(m)Adjustment for interest expense.
(n)Adjustment for income taxes.
(o)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(p)In 2022, includes amounts contractually owed to Exelon under the TMA.
(q)Reversal of a charge related to a prior 2012 merger commitment.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) EBITDA Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$24,440	$1,184	(b),(c)	$19,649	$629	(b),(c)
Operating expenses
Purchased power and fuel	17,462	138	(b)	12,163	1,064	(b),(d)
Operating and maintenance	4,841	(28)	(c),(d),(h),(i),(j),(k) (r)	4,555	(184)	(c),(d),(e),(f),(g),(h),(i),(j),(k),(p)
Depreciation and amortization	1,091	(1,091)	(l)	3,003	(3,003)	(l)
Taxes other than income taxes	552	(2)	(i)	475	—
Total operating expenses	23,946			20,196
Gain on sales of assets and businesses	1	$1	(d)	201	(68)	(d)
Operating income (loss)	495			(346)
Other income and (deductions)
Interest expense, net	(251)	251	(m)	(297)	297	(m)
Other, net	(786)	845	(b),(c),(d), (i),(j),(n)(q)	795	763	(b),(c),(d)
Total other income and (deductions)	(1,037)			498
(Loss) income before income taxes	(542)			152
Income taxes	(388)	388	(n)	225	(225)	(n)
Equity in losses of unconsolidated affiliates	(13)	—		(10)	—
Net loss	(167)			(83)
Net (loss) income attributable to noncontrolling interests	(7)	49	(o)	122	53	(o)
Net loss attributable to common shareholders	$(160)			$(205)
Effective tax rate	71.6%			148.0%
Earnings per average common share
Basic	$(0.49)			$—
Diluted	$(0.49)			$—
Average common shares outstanding
Basic	328			—
Diluted	329			—
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustments related to plant retirements and divestitures.
(e)In 2021, adjustment primarily for reorganization and severance costs related to cost management programs.
(f)In 2021, adjustment for direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)In 2021, adjustment for costs related to the acquisition of EDF's interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment for costs related to a multi-year ERP system implementation.
(i)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(j)Adjustment for Pension and OPEB Non-Service credits. Historically, we were allocated our portion of pension and OPEB non-service costs from Exelon, which was included in Operating and maintenance expense. Effective February 1, 2022, the non-service credit (cost) components are included in Other, net.
(k)Adjustment for certain changes in environmental liabilities.
(l)Adjustment for depreciation and amortization expense.
(m)Adjustment for interest expense.
(n)Adjustment for income taxes.
(o)Adjustment for elimination of the noncontrolling interest related to certain adjustments. In 2022, primarily relates to CRP and in 2021, primarily relates to CENG and the noncontrolling interest portion of a wind project impairment recognized within CRP.
(p)Reflects an impairment in the New England asset group, an impairment as a result of the sale of the Albany Green Energy biomass facility, and an impairment of a wind project
(q)In 2022, includes amounts contractually owed to Exelon under the tax matters agreement.
(r)Reversal of a charge related to a prior 2012 merger commitment.

Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,942	13,386	53,214	53,589
Midwest	24,011	22,745	95,090	93,107
New York(b)	6,483	6,473	25,046	26,294
Total Nuclear Generation	44,436	42,604	173,350	172,990
Natural Gas, Oil, and Renewables
Mid-Atlantic	524	596	2,097	2,271
Midwest	372	320	1,202	1,083
New York	—	—	—	1
ERCOT	3,106	2,936	14,124	13,187
Other Power Regions(c)	2,518	2,353	10,189	9,995
Total Natural Gas, Oil, and Renewables	6,520	6,205	27,612	26,537
Purchased Power
Mid-Atlantic	3,202	1,453	15,366	13,576
Midwest	185	174	610	561
ERCOT	720	629	3,575	3,256
Other Power Regions(c)	11,167	11,434	51,131	50,212
Total Purchased Power	15,274	13,690	70,682	67,605
Total Supply/Sales by Region
Mid-Atlantic	17,668	15,435	70,677	69,436
Midwest	24,568	23,239	96,902	94,751
New York(b)	6,483	6,473	25,046	26,295
ERCOT	3,826	3,565	17,699	16,443
Other Power Regions(c)	13,685	13,787	61,320	60,207
Total Supply/Sales by Region	66,230	62,499	271,644	267,132

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Outage Days(d)
Refueling	65	90	212	262
Non-refueling	3	24	54	34
Total Outage Days	68	114	266	296
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants. Includes the total output for fully owned plants and the total output for CENG prior to the acquisition of EDF’s interest on August 6, 2021 as CENG was fully consolidated.
(b)2021 values have been revised from those previously reported to correctly reflect our 82% undivided ownership interest in Nine Mile Point Unit 2.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem.

	Three Months Ended December 31,		Twelve Months Ended December 31,
ZEC Reference Prices	2022	2021	2022	2021
State (Region)
New Jersey (Mid-Atlantic)	$10.00	$10.00	$10.00	$10.00
Illinois (Midwest)	12.01	16.50	13.88	16.50
New York (New York)	21.38	21.38	21.38	20.93

	Three Months Ended December 31,		Twelve Months Ended December 31,
Capacity Reference Prices	2022	2021	2022	2021
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$97.86	$165.73	$126.14	$174.96
ComEd (Midwest)	68.96	195.55	121.71	192.45
Rest of State (New York)	72.44	164.40	85.36	98.35
Southeast New England (Other)	126.67	154.37	138.21	163.66

	Three Months Ended December 31,		Twelve Months Ended December 31,
Electricity Reference Prices	2022	2021	2022	2021
Location (Region)
PJM West (Mid-Atlantic)	$68.62	$54.60	$72.90	$38.91
ComEd (Midwest)	52.26	43.77	60.24	34.76
Central (New York)	47.40	39.82	57.52	29.90
North (ERCOT)	52.12	41.11	64.38	146.63
Southeast Massachusetts (Other)(a)	77.07	60.86	86.02	46.38
__________
(a)Reflects New England, which comprises the majority of the activity in the Other region.